UNITED STATES

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): October 3, 2012

TILE SHOP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2901

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2012, Tile Shop Holdings, Inc. (the “Company”) and its operating subsidiary The Tile Shop, LLC (“The Tile Shop”) entered into a Credit Agreement, dated as of October 3, 2012, with certain subsidiaries of The Tile Shop, each lender from time to time party thereto, and Bank of America, N.A. (the “Credit Agreement”). The Credit Agreement provides The Tile Shop with a $100,000,000 senior secured credit facility, comprised of a five-year $25,000,000 term loan and a $75,000,000 revolving line of credit. Borrowings pursuant to the Credit Agreement will bear interest at either a base rate or a LIBOR-based rate, at the option of the Company. The LIBOR-based rate will range from LIBOR plus 1.75% to 2.25%, depending on The Tile Shop’s leverage ratio. The base rate will be equal to the greatest of: (a) the Federal funds rate plus 0.50%, (b) the Bank of America “prime rate,” and (c) the Eurodollar rate plus 1.00%, in each case plus 0.75% to 1.25% depending on The Tile Shop’s leverage ratio. The Credit Agreement contains customary events of default, conditions to borrowings, and restrictive covenants, including restrictions on the Company’s and The Tile Shop’s ability to dispose of assets, make acquisitions, incur additional debt, incur liens, make investments, or enter into certain types of related party transactions. The credit facility also includes financial and other covenants including covenants to maintain certain fixed charge coverage ratios and rent adjusted leverage ratios.

In connection with the transactions contemplated by the Credit Agreement, the Company, The Tile Shop, each of the subsidiaries of the Company and The Tile Shop (together with the Company and The Tile Shop, the “Company Parties”), and Bank of America, N.A. entered into a Security Agreement, dated as of October 3, 2012 (the “Security Agreement”), pursuant to which each of the Company Parties granted to the lenders under the Credit Agreement a first priority security interest in certain accounts, inventory, equipment, general intangibles, chattel paper, letters of credit, and other assets to secure the obligations of the Company Parties under the Credit Agreement.

In connection with the transactions contemplated by the Credit Agreement, each of the Company Parties also agreed to guaranty the obligations of the Company Parties pursuant to the Credit Agreement, as set forth in a Guaranty Agreement, dated as of October 3, 2012, by and among the Company Parties and Bank of America, N.A (the “Guaranty Agreement”).

The Company expects to use borrowings pursuant to the Credit Agreement to pay all outstanding obligations pursuant to certain promissory notes, in the aggregate principal amount of approximately $70,000,000, issued to certain former direct and indirect members of The Tile Shop in connection with the business combination with JWC Acquisition Corp., which was consummated on August 21, 2012. Additional borrowings pursuant to the Credit Agreement may be used to support the Company’s growth and for working capital purposes.

The foregoing descriptions of the Credit Agreement, the Security Agreement, and the Guaranty Agreement are summary in nature and are qualified in their entirety by reference to the full text of the Credit Agreement, the Security Agreement, and the Guaranty Agreement, respectively, copies of which are filed as Exhibits 10.1, 10.2, 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Company’s press releases, dated October 3, 2012, announcing the entry into the Credit Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include any statements regarding the Company’s strategic and operational plans. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01 Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated as of October 3, 2012, by and among the Company, The Tile Shop, certain subsidiaries of The Tile Shop, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer
10.2	Security Agreement, dated as of October 3, 2012, by and among the Company, The Tile Shop, ILTS, LLC, JWC Acquisition Corp., The Tile Shop of Michigan, LLC, and Bank of America, N.A., as Administrative Agent
10.3	Guaranty Agreement, dated as of October 3, 2012, by and among the Company, The Tile Shop, ILTS, LLC, JWC Acquisition Corp., The Tile Shop of Michigan, LLC, and Bank of America, N.A., as Administrative Agent
99.1	Press Release, dated October 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on October 3, 2012.

TILE SHOP HOLDINGS, INC.

By: /s/ Timothy C. Clayton
Name: Timothy C. Clayton
Title: Chief Financial Officer